Exhibit 32.1.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of 1-800-FLOWERS.COM, Inc. (the “Company”) hereby certifies, to the best of such officer’s knowledge, that:

(1)  the Quarterly Report on Form 10-Q of the Company for the quarter ended January 1, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; as amended; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 10, 2012	/s/ James F. McCann
James F. McCann
Chief Executive Officer and
Chairman of the Board of
Directors

Dated: February 10, 2012	/s/ William E. Shea
William E. Shea
Senior Vice President of Finance
and Administration and
Chief Financial Officer

These certifications are furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such certifications will not be deemed to be incorporated by reference in to any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates them by reference.